UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 15, 2008

(Date of earliest event reported)

SECURE COMPUTING CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 0-27074

Delaware	52-1637226
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

55 Almaden Boulevard

San Jose, California 95113

(Address of principal executive offices, including zip code)

(408) 494-2020

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) As previously disclosed, the Board of Directors of Secure Computing Corporation (the “Company”) appointed Daniel P. Ryan as the Company’s interim Chief Executive Officer in April 2008. On July 15, 2008, the Board of Directors appointed Mr. Ryan as the Company’s permanent Chief Executive Officer. Mr. Ryan continues to serve as the Company’s President.

Mr. Ryan, 49, served as the Company’s President and Chief Operating Officer from August 2007 until his appointment as interim Chief Executive Officer in April 2008. Prior to joining the Company, Mr. Ryan was Senior Vice President, Enterprise Content Management Products at Oracle Corporation. Prior to the acquisition of Stellent, Inc. by Oracle Corporation in December 2006, Mr. Ryan held the position of Chief Operating Officer of Stellent. Mr. Ryan held additional roles as well over his eight-year tenure at Stellent, including Executive Vice President of Marketing and Business Development, with additional responsibility over Product Management and Strategic Partnerships and Alliances.

Other than in connection with the Agreement described below, there are no arrangements or understandings between Mr. Ryan and any other persons pursuant to which Mr. Ryan was selected as Chief Executive Officer and President of the Company. Mr. Ryan does not have a direct or indirect material interest in any currently proposed transaction to which the Company is to be party in which the amount involved exceeds $120,000, nor has Mr. Ryan had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year.

(e) In connection with Mr. Ryan’s appointment as permanent Chief Executive Officer, on July 15, 2008, Mr. Ryan and the Company entered into an Employment Agreement (the “Agreement”). The Agreement provides that Mr. Ryan will serve “at-will” as the Company’s Chief Executive Officer and President and that his employment may be terminated at any time, with or without “cause” (as defined in the Agreement) and with or without notice. If, however, the Company terminates Mr. Ryan without cause, Mr. Ryan will be entitled to: (1) severance in a lump sum payment equal to 15 months of his base salary, provided that Mr. Ryan signs a Separation and Release Agreement, (2) immediate vesting of the 150,000 shares of restricted stock Mr. Ryan received on September 10, 2007, and (3) continuation of his medical, dental and vision benefits during the 15-month severance period.

Pursuant to the Agreement, Mr. Ryan is entitled to: (1) an annual salary of $350,000, (2) an annual target bonus of $350,000 ($87,500 quarterly, tied to financial performance targets) without a cap, (3) 75,000 shares of restricted stock or restricted stock units, which will vest 25% after the first anniversary of the grant and then quarterly over the following three years, (4) options to purchase 162,000 shares of the Company’s common stock, which will vest 25% after the first anniversary of the grant and then quarterly over the following three years, (5) participate in the Company’s various benefit programs, (6) 20 days of vacation per calendar year, and (7) acceleration of his outstanding equity awards in the event of his death. In addition, pursuant to the Agreement, Mr. Ryan agreed to not solicit the Company’s employees, customers or potential customers for the 15-month period immediately following the termination of his employment with the Company.

The foregoing summary of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement by and between Secure Computing Corporation and Daniel P. Ryan, effective as of July 1, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURE COMPUTING CORPORATION

By:	/s/ Steve Kozachok
Steve Kozachok
Sr. Vice President, Secretary and General Counsel

Date: July 18, 2008

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement by and between Secure Computing Corporation and Daniel P. Ryan, effective as of July 1, 2008.

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